UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On December 2, 2003, Kforce Inc. issued a press release commenting on revenue and EPS for the fourth quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1. On December 2, 2003, Kforce also issued a press release announcing an agreement and plan of merger with Hall, Kinion & Associates, Inc., a Delaware corporation. A copy of the press release is attached hereto as Exhibit 99.2.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

99.1	Press Release, dated December 2, 2003.
99.2	Press Release, dated December 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC. (Registrant)

By:	/s/ David L. Dunkel

David L. Dunkel, President and Chief Executive Officer

December	3, 2003

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